Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Tesaro, Inc. is filed on behalf of each of the undersigned.

Date: August 8, 2013

INTERWEST PARTNERS X, L.P.

By:	InterWest Management Partners X, LLC
Its:	General Partner

Date:	August 8, 2013

INTERWEST PARTNERS X, L.P.

By:	InterWest Management Partners X, LLC
Its:	General Partner

By:	/s/ W. Stephen Holmes III
W. STEPHEN HOLMES III
Managing Director

INTERWEST MANAGEMENT PARTNERS X, LLC

By:	/s/ W. Stephen Holmes III
W. STEPHEN HOLMES III
Managing Director

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Philip T. Gianos

/s/ W. Stephen Holmes III
W. Stephen Holmes III

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Nina Kjellson

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Gilbert H. Kliman

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Arnold L. Oronsky

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Douglas A. Pepper

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Bruce A. Cleveland

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Khaled A. Nasr

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Keval Desai

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Douglas C. Fisher